Exhibit 99.1
Investor Relations Contact:
Douglas S. Sharp
Vice President, Finance
Chief Financial Officer and
Treasurer
(281) 348-3232
Douglas_Sharp@Administaff.com
News Media Contact:
Jason Cutbirth
Managing Director, Marketing
and Corporate Communications
(281) 312-3085
Jason_Cutbirth@Administaff.com
ADMINISTAFF BOARD EXPANDS SHARE REPURCHASE PROGRAM
AMONG OTHER ACTIONS
HOUSTON — Nov. 14, 2007 — Administaff, Inc. (NYSE: ASF), a leading provider of human resources services for small and medium-sized businesses, today announced three recent actions by its board of directors.
Administaff’s board authorized an expansion of its share repurchase program by an additional one million shares. Year to date, the company has repurchased 2,148,614 shares, including 388,200 shares repurchased since Oct. 1, 2007. As a result of the expansion, Administaff now has 1,335,637 shares available for repurchase. Administaff intends to adopt Rule 10b5-1 prearranged stock trading plans to facilitate the repurchase its common stock during times it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information.
The company’s board also declared a quarterly dividend of $0.11 per share. The cash dividend will be paid on Dec. 13, 2007, to all stockholders of record as of Nov. 28, 2007.
Administaff’s board also approved the amendment and restatement of its existing Stockholder Rights Plan adopted on Jan. 20, 1998 to, among other things, extend the expiration date of the plan from Feb. 9, 2008, to Nov. 13, 2017. The rights have certain anti-takeover effects designed to prevent attempts to acquire the company without the approval of Administaff’s board of directors. The adoption of the Rights Plan is a means of safeguarding against abusive takeover tactics and is not in response to any accumulation of shares or hostile takeover attempt.
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Administaff, Inc.

Administaff is the nation’s leading professional employer organization (PEO), serving as a full-service human resources department that provides small and medium-sized businesses with administrative relief, big-company benefits, reduced liabilities and a systematic way to improve productivity. The company operates 47 sales offices in 23 major markets. For additional information, visit Administaff’s Web site at http://www.administaff.com.
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our current expectations, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations, including but not limited to the California State Unemployment Tax matter; (iii) changes in our direct costs and operating expenses including, but not limited to, increases in health insurance costs and workers’ compensation rates and underlying claims trends, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of our operations; (iv) the effectiveness of our sales and marketing efforts; (v) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vi) our liability for worksite employee payroll and benefits costs; and (vii) an adverse final judgment or settlement of claims against Administaff. These factors are discussed in further detail in Administaff’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
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